UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2013

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2013, Coeur d’Alene Mines Corporation (“Coeur”) announced that it has submitted a proposal to acquire all of the issued and outstanding shares of Orko Silver Corp. (“Orko”). As described in the press release, Coeur will host a conference call on February 13, 2013 with respect to the proposal.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the presentation to be made during the conference call is attached as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This news release or the information incorporated herein by reference contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including expectations regarding the enterprise value of Orko, the value of Coeur’s shares and Orko’s shares, the consideration to be issued pursuant to the proposal, the ability of Coeur and Orko to consummate the transaction on the terms and in the manner contemplated thereby, and Coeur’s operating results, production levels and operating costs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Current mineralized material estimates include disputed and undisputed claims at Rochester. While Coeur believes it holds a superior position in the ongoing claim dispute, Coeur believes an adverse legal outcome would cause it to modify mineralized material estimates. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Additional Information and Where to Find It

This document relates to Coeur’s proposed acquisition (the “Transaction”) of Orko. Shares of Coeur’s common stock (the “Common Stock”) issuable upon (i) the exercise of warrants (the “Warrants”) to acquire Coeur Common Stock to be issued by Coeur in connection with the proposed Transaction and (ii) the exchange of exchangeable securities (the “Exchangeable Shares”) to be issued by a subsidiary of Coeur in connection with the proposed Transaction which may be registered pursuant to a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) or issued pursuant to an available exemption. This document is not a substitute for any registration statement or any other document that Coeur may file with the SEC or send to its shareholders in connection with the offer and/or issuance of Common Stock in connection with the exercise of the Warrants and exchange of the Exchangeable Shares. Investors who may receive Warrants or Exchangeable Shares in the Transaction are urged to read Coeur’s registration statement on Form S-4, if and when filed, including the prospectus, and all other relevant documents that may be filed with the SEC as and if they become available because they will contain important information about the issuance of Common Stock upon the exercise of any Warrants and exchange of any Exchangeable Shares. All documents, if and when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Coeur’s Investor Relations department at Coeur D’Alene Mines Corporation; Investor Relations; (208) 665-0345; wyang@coeur.com. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated February 13, 2013.

Exhibit 99.2	Presentation materials dated February 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D’ALENE MINES CORPORATION

Date: February 13, 2013	By:	/s/ Frank L. Hanagarne, Jr.
	Name:	Frank L. Hanagarne, Jr.
	Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated February 13, 2013.

Exhibit 99.2	Presentation materials dated February 13, 2013.